UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2014

3D MAKERJET, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-157783	26-4083754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4303 Vineland Rd. F2, Orlando, Florida	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 930-0807

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2014, 3D MakerJet, Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with 3D MakerJet Asia Limited, a company formed under the Laws of Hong Kong (“3D MakerJet”) and the shareholder of 3D MakerJet. As a result of the transaction (the “Exchange”), 3D MakerJet became a wholly-owned subsidiary of the Company. In accordance with the terms of the Exchange Agreement, at the closing an aggregate of 26,000,000 shares of the Company’s common stock were issued to the holder of 3D MakerJet’s common stock in exchange for his shares of 3D MakerJet. Each of the Company, 3D MakerJet and the shareholder of 3D MakerJet provided customary representations and warranties, pre-closing covenants and closing conditions in the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company completed the acquisition of 3D MakerJet pursuant to the Exchange Agreement, under the terms of which, the shareholder of 3D MakerJet received 26,000,000 shares of the Company’s common stock in exchange for 100% of the outstanding capital stock of 3D MakerJet.

The pre-Exchange stockholder of 3D MakerJet will be required to exchange his existing stock certificate for the Company’s certificate. There is no current market for the Company’s stock.

The Exchange and its related transactions were approved by the holders of a requisite number of shares of 3D MakerJet’s common stock.

The Exchange is being accounted for as a reverse acquisition and recapitalization. 3D MakerJet is the acquirer for accounting purposes and the Company is the issuer. Accordingly, 3D MakerJet’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Exchange. The accumulated deficit of 3D MakerJet is carried forward after the acquisition. Operations prior to the Exchange are those of 3D MakerJet. Earnings per share for the period prior to the Exchange are restated to reflect the equivalent number of shares outstanding.

Upon the closing of the Exchange, Eric Forward was appointed as a Director.

There were 265,200,000 shares of the Company’s common stock outstanding before giving effect to the stock issuances in the Exchange. Following the Exchange, there were 291,200,000 shares outstanding, including:

Shares:	Held By:
26,000,000	3D MakerJet Shareholder
265,200,000	Existing Company Shareholders

Prior to the Exchange, there were no material relationships between the Company and 3D MakerJet, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

The shares issued in the Exchange were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended.

The Company intends to carry on the business of 3D MakerJet, as its primary line of business. The Company has relocated its principal executive offices to 4303 Vineland Rd. F2, Orlando, Florida 32811 and its telephone number is (407) 930-0807.

Unless the context otherwise requires, hereafter in this Current Report the terms “3D MakerJet,” “the Company,” “we”, “us” or “our” refer to 3D MakerJet, Inc., after giving effect to the Exchange.

DESCRIPTION OF BUSINESS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

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Our ability to attract and retain management and field personnel with experience in our industry;

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Our ability to raise capital when needed and on acceptable terms and conditions;

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The intensity of competition; and

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General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size and revenues. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

Overview

We are a Nevada corporation based out of Orlando, Florida. We import and sell state of the art 3D printers, scanners, and ancillary equipment. Our mission is to provide individual and corporate customers with the most advanced and reliable cutting edge 3D printing technology in the most cost effective packages available in the marketplace at whatever level is appropriate for their needs. We want our business to be the “go to” vendor of 3D printers for individuals and businesses.

The 3D printing industry is in its very early stages but is already getting more press and generating more excitement than almost any other technological development of recent years. It is not often that a new idea is constantly described as moving the goalposts for the way we actually live our lives. Amidst all the press and the hype, the reality of what the technology is capable of and the speed of its improvement is breathtaking.

We believe 3D MakerJet is in a unique position allowing us to leverage the latest advances in the field while influencing them at the same time. Offshore manufacturing and strategic partnerships allow us to offer models that we believe outperform competitors at significant cost savings.

Manufacturing

On March 20, 2014, 3D MaketJet Asia Ltd. entered into an agreement with our Chinese manufacturer, Guangzhou Wangneng Product Design Co Ltd., for all of our products. We subsequently acquired 3D MakerJet Asia. The agreement is for two years and may be terminated on 30 days’ notice in the event of an uncured breach. We have a good working relationship with our manufacturer and have already ordered approximately $62,000 worth of product.

We will pursue intellectual property rights in the United States, where applicable, to endeavor to protect the technology and know-how belonging to the manufacturer. Under the agreement, we are responsible to maintain minimum orders, warehouse purchased product, and conduct all marketing and selling efforts in the United States. Minimum order is the $62,000

Products and Services

Products:

3D MakerJet plans to enter the market offering four types of 3D printers with an optional accompanying scanner.

The 3D Makerjet Originator I1 is a state-of-the-art 3D printer that can utilize almost any of the currently manufactured plastic filaments supplied to the industry. It does, however, come with its own proprietary filament that we believe is head and shoulders above the rest in terms of quality and ease of use. The Originator’s power feed system ensures smooth and continuous function and accurate and detailed reproduction. We believe the Originator outperforms almost any printer not only at its price point but those that cost twice as much. It is an advanced machine at an entry level price. The Originator I1 has print dimensions of 150x150x140mm and weighs only 8 kg. Three larger models capable of building bigger objects are currently available to be special ordered. The Originator I2 will handle print dimensions of 250x150x140mm and the Originator 35 will do 150x150x350mm. The Originator 20 will handle a whopping 250x250x200mm. All work of these models can handle STL, OBJ, or STP. A smaller, even less expensive model designed for school and institutional use is expected to be available in the near future.

3D Printer
	Model	Originator 20	Originator 35	Originator I1	Originator I2
	Print Dimensions	250x250x200mm	150x150x350mm	150x150x140mm	250x150x140mm
	Overall Dimensions	587x522x710mm	500x420x820mm	375x370x380mm	475x370x380mm
	Weigh	25KGS	25KGS	8KGS	10KGS
	Packing Dimensions	75x70x90cm	58x68.5x97cm	46x45x53.5cm	56x45x53.5cm
	Packing weight	40KGS	40KGS	10KGS	12KGS

Usage

3D printer is mainly used in the new product development and design. Can be widely used in various industries, and the product prototype, design review, performance test and assembly test visual evaluation.

	Speed	40~80mm/S Adjustment		30~50mm/S Adjustment
	Noise	50~60db
	Wattage	250W
	Nozzle Temperature	250º C
	Power Supply	VAC 50/60Hz 110V-220V
	Material Color	Primary Color
	Precision	±0.1mm~±0.25 Adjustable
	Other	Low Cost, Wattage: 250W, Power fare: 4 Hours=CNY 1, Material(ABS): USD 25 per kilogram
	Basic Requirements	Standard print format: STL, OBJ or STP
Special Material	Price	USD 25/Roll/ 1.5KGS
	Feature	Material is inexpensive, using our special material you can print out a durable model.
Wearing parts	Bed	USD 82/PC

Research and design of a revolutionary metal printer is also ongoing and that should be available next year. This metal printer will be able to use various metal stocks and won’t depend on the powdered alloys that so limit the effectiveness and scope of current metal printers. The 3D MakerJet full size scanner is available too. This is a scanner capable of creating an image of a full grown human being or an object of equivalent size. Work on a hand sized small scanner is almost complete.

Originator I1 will retail for $799 plus tax and shipping. All orders will be fulfilled out of our warehouse facility at our corporate offices, located in Orlando, Florida. Shipping times and charges vary depending upon carrier chosen, but normal ground is 10-14 days.

3D MakerJet Positioning:

Providing endless 3D printing possibilities with the best consumer grade/professional amateur class 3D printing products and price points on the market; bringing affordable 3D printing technology to the mainstream.

Product Features & Benefits:

Originator is a multi-roll plastic filament printer; MAC & PC compatible; can be made Wifi ready, open source AutoCAD digital compatible; scanner compatible; LED screen; with SD card slots.

Originator can make anything in the plastics category, from spare parts to kids’ toys, taking an idea to reality in mere minutes.

Unique Selling Point(s):

3D MakerJet sells a proprietary plastic filament used on the Originator I1, and will be used on subsequent printer models. Our manufacturer employs the top industry-renowned experts in Plastics Technology & Development in Asia, and their direct shipping & production facility in China nets us better-than-wholesale pricing on bulk orders and streamlined freight & duty.

Unique Market Advantage:

Our manufacturer has developed a chocolate/candy printer for us that is already at the prototype stage and will have an expected U.S. retail price of under $500. We will find out more about the production timeline, and market introduction by end of December 2014.

METAL is the near-term winning path for this industry: A large part of managements’ April 2014 trip to China was to pursue new cutting-edge R&D on a new metal 3D printer that does not use powder or laser sintering and is aimed at the consumer and small business market. Since returning, management has agreed to assist in the funding of the METAL prototype, expected to be completed in 2015.

We believe 3D MakerJet would be the first company to bring this technology into the mix, as far as our research shows. Although introduction timeframe is still to be determined at present, we are ahead of the curve in the marketplace.

SWOT Analysis:

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Research conducted by management indicates that the 3D MakerJet Originator I1 is by far the best-in-class 3D printer for the price point on the market in 2014. Nothing currently on the market or in production in North America, Europe or Asia comes close. With an amazing capacity to expand, this dominance will continue as the company expands printer capabilities with additional colors, materials and speed.

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Proprietary plastic filament technology surpasses anything in the current market, and on the horizon.

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Product introduction stage will ramp up awareness of company and product, and see challengers immediately. Our claim of best-in-class will be met with high consumer interest, and competitive detractors emerging.

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3D Makerjet products are 100% satisfaction guaranteed for 6 months.

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3D Makerjet product warranty is six months on all parts & labor.

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Our after sale service center, located in our Orlando offices, will be a big differentiator, as most competitors require return shipping overseas, which makes it impractical.

Industry overview

Total Market Size:

According to Wohlers Associates, one of the leading firms studying 3D printing (additive manufacturing) and its impact, “the production of parts for final products is expected to far surpass prototyping applications for 3D-printed parts.”

3D printing and related fields in scanning and modeling have seen a phenomenal rise in 2013, raking in about $2 Billion. By 2015, the market will double at $4 Billion; while 2016 nets over $6 Billion in the category.

Three-dimensional printing was recently named by Goldman Sachs as one of eight technologies that are going to creatively destroy how we do business, generating a whopping $10.8 Billion by 2021.

Trends indicate the market will only get bigger, and applicable industries will continue to expand rapidly.

Growth potential within the consumer category will also increase as 3D printing becomes more mainstream and accepted across numerous platforms.

Typical barriers of high entrance cost to the market should be easily overcome since company leadership has extensive experience in the 3D channel and in the Asian region, allowing for ease-of-operation in technology and production schedules.

Target Consumers/Industries:

Industry impacted by 3D printing is wide-open, as new applications are emerging every day. These targets will increase as the printing capability & technology expands. That said, our initial target markets include numerous industries — Design, Automotive, Education, Arts & Sciences, Fashion, Engineering, Gaming, Entrepreneurs, Theme Parks, Entertainment, Healthcare, and Dental.

Sales Distribution Channels:

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Direct to company, via face-to-face orders at trade shows, etc.

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3DMakerjet.com e-commerce retail shop

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Amazon retail storefront

Competition

We compete with a number of well-established companies with more resources and brand name recognition than we have. A few of these include:

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Dassault Systemes: (DASTY) With its SolidWorks software, France-based Dassault Systemes has one of the best known software packages for 3D designers and creators. Their stock only shows a 10 percent growth over the last 12 months, but over two years it is closer to 55 percent.

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Stratasys/Makerbot: With its acquisition of MakerBot, the company leaped into the consumer market, or at least the professional amateur (pro-am) market. Already a dominant player in large scale, high end 3D printers, they have seen a 60 percent increase this year and 324 percent over the last two years.

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Autodesk: 3D printing is amazing, but you can’t print if you don’t have a digital file, a computer modeled version that communicates with the printer itself. That’s where AutoCAD software from Autodesk comes into play. The company supports major industries, inventors, entrepreneurs, and even consumers with its apps and full suite of software. It has seen a 40 percent gain in the last 12 months and 63 percent over 24 months.

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3D Systems: This company has captured the attention of many Wall Street analysts due to its product mix (mostly high end industrial 3D printers, but also a growing consumer line), strong patents, and its sales of high margin materials. It has seen a 155 percent gain in the last 12 months and an astounding 845 percent over two years.

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HP: A leader in the 2D printer market, and its market share was nearly 40% in 2013. The company believes that 3D printing is a natural progression of its 2D printer business, where it has a sizeable share. HP announced that it has plans to enter the commercial 3D printing market by the end of this fiscal year.

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Shapeways: The largest 3D printing marketplace in the world, and has brought millions of 3D printed products to market since its inception in 2007. While some companies like Makerbot are trying to bring cheap 3D printers to the masses, Shapeways thinks it can do 3D printing more cost-effectively by having makers offload that work to Shapeways’ 3D printers. Shapeways is aggressively working with companies like Adobe to bring 3D printing functionality to tools like Photoshop, and they continually refine their developer portal and API to ensure better 3D printing apps and tools are brought to market.

Employees

As of the date of this Current Report, the Company has four full-time employees, and two consultants.

PROPERTIES

We lease space for our corporate offices at 4303 Vineland Rd. F2, Orlando, Florida 32011. The term of the lease is June 1, 2014 through August 31, 2017. Rent is due under the following schedule:

Period	Months	SF	Per SF	Period Base Rent	Monthly Base Rent

6/1/14 - 8/31/14	3	1933	−	−	−
9/1/14 - 5/31/15	9	1933	13.25	19,209.19	2,134.35
6/1/15 - 5/31/16	12	1933	13.65	26,385.45	2,198.79
6/1/16 - 5/31/17	12	1933	14.06	27,177.98	2,264.83
6/1/17 - 8/31/17	3	1933	14.48	6,997.46	2,332.49

LEGAL PROCEEDINGS

The Company does not know of any material, existing or pending legal proceedings against it, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which the Company’s directors, officers or any affiliates, or any registered or beneficial shareholder, are an adverse party or have a material interest adverse to its interest.

RISK FACTORS

Risks Related to the Business and Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We were formed in January 2009. We have incurred cumulative losses since inception, have negative working capital and a net stockholders’ deficit of $19,374 at July 31, 2014 and recurring negative cash flows from operations. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

We have a limited operating history and if we are not successful in continuing to grow the business, then we may have to scale back or even cease ongoing business operations.

We show no revenues from operations as of July, 31, 2014, but since that time we have started to receive sales of our products. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered in commercializing new products. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in products could reduce our ability to compete successfully and adversely affect our results of operations.

We need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

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develop and enhance our existing products and services;

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continue to expand our product development, sales and/or marketing organizations;

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hire, train and retain employees; or

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respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

We may not be able to introduce new 3D printers and related print materials acceptable to the market or to improve the technology and print materials used in our current 3D printers.

We expect to derive additional revenues from the sale of our 3D printers. Our market is subject to innovation and technological change. A variety of technologies compete against one another in our market, which is, in part, driven by technological advances and end-user requirements and preferences, as well as the emergence of new standards and practices. Our ability to compete in this market depends, in large part, on our success in enhancing and developing new 3D printers, enhancing and adding to our technology and developing and qualifying new materials in which we can print. We believe that to remain competitive we must continuously enhance and expand the functionality and features of our products and technologies. However, we may not be able to:

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enhance our existing products and technologies;

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continue to leverage advances in industrial printhead technology;

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develop new products and technologies that address the increasingly sophisticated and varied needs of prospective end-users, particularly with respect to the physical properties of print materials and other consumables;

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respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis;

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hire or engage talented people and firms with the technical skills to develop new and competitive 3D printer technology;

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have the resources necessary to develop new 3D printer technology;

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develop products that are cost effective or that otherwise gain market acceptance; or

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adequately protect our intellectual property as we develop new products and technologies.

Even if we successfully enhance our existing 3D printers or create new 3D printers, it is likely that new 3D printers and technologies that we develop will eventually supplant our existing 3D printers or that our competitors will create 3D printers that will replace our 3D printers. As a result, any of our products may be rendered obsolete or uneconomical by our or others' technological advances.

Our failure to compete successfully could cause us to never achieve revenues or if we are able to achieve revenues, the demand for our products may decline.

We compete for end-users with a wide variety of producers of systems that create models, prototypes, other 3D objects and end-use parts as well as producers of materials and services for these systems, including both additive and subtractive manufacturing methodologies, such as metal extrusion, computer-controlled machining and manual modeling techniques. Our principal competition currently consists of businesses like 3D Systems Corporation, Stratasys/Makerbot, and others. We may face additional competition in the future from new entrants into the marketplace, including companies that may have significantly greater resources than we have that may become new market entrants or may enter through acquisition or strategic or marketing partnerships with current competitors.

Some of our current and potential competitors have longer operating histories and more extensive name recognition than we have and may also have greater financial, marketing, manufacturing, distribution and other resources than we have. Current and future competitors may be able to respond more quickly to new or emerging technologies and changes in end-user demands and to devote greater resources to the development, promotion and sale of their products than we can. Our current and potential competitors may develop and market new technologies that render our existing or future products obsolete, unmarketable or less competitive (whether from a price perspective or otherwise). We cannot assure you that we will be able to maintain or enhance our current competitive position or continue to compete successfully against current and future sources of competition.

Because we rely on a third party Chinese entity that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We use only one third party manufacturer in China to manufacture our products, Guangzhou Wangneng Product Design Co Ltd. We depend on this manufacturer to maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortages, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

The violation of federal, state or foreign labor laws by our manufacturer could result in us being subject to fines and our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our suppliers, or that such sanctions will not have a material adverse effect on our business and results of operations.

If we lose the services of our third party manufacturer, we may be unable to secure the services of replacement manufacturers because of the specialized nature of our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

In addition, certain Chinese manufacturers and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese manufacturers continue to draw public criticism for exporting unsafe products, whether those products relate to our products or not we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.

The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

Trade matters may disrupt our supply chain, which could result in increased expenses and decreased sales.

We cannot predict whether China, where our products currently are manufactured, will be subject to trade restrictions imposed by the U.S., China, and other governments, including the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions, as well as labor strikes, work stoppages or boycotts, could increase the cost or reduce the supply of apparel available to us and adversely affect our business, financial condition and results of operations.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our customer base will decrease, and our business may fail.

Our business model relies on maintaining a strong customer base, which will lead to revenue. In order to successfully maintain a strong customer base, we must be able to gauge trends among our customers and end-consumers and respond to consumer preferences. If we fail to react to changing consumer preferences and maintain a strong customer base, we may be forced to cease business operations, in which case investors might lose all of their investment.

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

Our business plan is built around a steady increase in the demand for our products. However, only a relatively small number of customers know of our existence and are familiar with our products, and even fewer understand the potential benefits of purchasing our products. The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

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our failure to offer products that compete favorably against other similar products on the basis of cost, quality and performance;

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our failure to market and distribute our products effectively;

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our failure to create profitable business opportunities for our customers;

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our failure to meet the public’s demand for instant access to an unlimited amount of information, products and services; and

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our failure to develop and maintain successful relationships with customers, investors and strategic business partners.

If the products we intend to distribute fail to gain market acceptance, we will be unable to achieve additional sales and market share.

Our success depends on continuing to hire and retain qualified personnel, including our directors and officers and our technical personnel. If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key personnel. Currently, we have four full-time employees and two consultants. Due to the specialized nature of our business, we are particularly dependent on our personnel. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession. Competition for qualified personnel in our business area is intense, and we may not be able to continue to attract and retain key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted and we may incur increased operating expenses.

Our officers have no experience in managing a U.S. public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience in managing a U.S. public company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

If we are unable to attract new customers, or if our existing customers do not purchase additional products, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products to our existing customers. If we are unable to sell our products to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our products to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

If we do not successfully maintain our brand in our existing markets or successfully market our brand in new markets, our revenues and earnings could be materially and adversely affected.

We believe that developing, maintaining and enhancing our brand in a cost-effective manner is critical in expanding our customer base. Some of our competitors have well-established brands. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality products to our customers. We cannot be assured that these efforts will be successful in marketing our brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

If the market does not develop as we expect, our revenues may stagnate or decline.

The marketplace for consumer and business manufacturing is dominated by conventional manufacturing methods that do not involve 3D printer technology. If this new technology and products that it creates does not fain market acceptance as an alternative to traditional forms of manufacturing, or if the market adopts forms of 3D printing technology different from ours, we may not be able to increase or sustain the level of sales of our products and machines and our results of operations would be adversely affected as a result.

If we are unable to manage our growth effectively, our business, financial condition and results of operations may be adversely affected.

Expansion of our business across is a key element of our marketing strategy. The Company intends to increase our customer base, expand our product offerings and pursue market opportunities. The expansion of our operations and employee base is expected to place a significant strain on our management, operational and financial resources. There can be no assurance that our current management or sales, marketing & support or technical personnel will be able to support our future operations or to identify, manage and exploit potential markets and opportunities. If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect our trade secrets and intellectual property.

While some of our technology and intellectual property belongs to the manufacturer, much of our new technology is not protected by patents in the United States. Furthermore, patents are jurisdictional in nature and therefore only would protect us in certain markets, rather than globally. We cannot legally prevent one or more other companies from developing similar or identical technology to our unpatented technology and accordingly, it is likely that, over time, one or more other companies may be able to replicate our technology, thereby reducing our technological advantages. If we do not protect our technology or are unable to develop new technology that can be protected by patents or as trade secrets, we may face increased competition from other companies, which may adversely affect our results of operations.

We may not be able to obtain patent protection or otherwise adequately protect or enforce our intellectual property rights, which could impair our competitive position.

Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property. We rely primarily on our manufacturer’s patents, our trademarks, and our trade secrets, as well as non-disclosure agreements and other methods, to protect our proprietary technologies and processes globally. Despite our efforts to protect our proprietary technologies and processes, it is possible that competitors or other unauthorized third parties may obtain, copy, use, or disclose our technologies and processes. We cannot assure you that any intellectual property rights will not be challenged, invalidated, or circumvented or will otherwise provide us with meaningful protection. We may not be able to obtain foreign patents corresponding to our potential U.S. or foreign patent applications. If any potential patents and other intellectual property protections do not adequately protect our technology, our competitors may be able to offer products similar to ours. We may not be able to detect the unauthorized use of our proprietary technology and processes or take appropriate steps to prevent such use. Our competitors may also be able to develop similar technology independently or design around our potential future patents. Any of the foregoing events would lead to increased competition and lower revenue or gross profits, which would adversely affect our results of operations.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use, our products.

Third parties may challenge the validity of our intellectual property rights, resulting in costly litigation or other time-consuming and expensive proceedings, which could deprive us of valuable rights. If we become involved in any intellectual property litigation, interference or other judicial or administrative proceedings, we will incur substantial expenses and the diversion of financial resources and technical and management personnel. An adverse determination may subject us to significant liabilities or require us to seek licenses that may not be available from third parties on commercially favorable terms, if at all. Further, if such claims are proven valid, through litigation or otherwise, we may be required to pay substantial financial damages, which can be tripled if the infringement is deemed willful, or be required to discontinue or significantly delay development, marketing, selling and licensing of the affected products and intellectual property rights.

Our competitors may have filed, and may in the future file, patent applications covering products similar to ours. Any such patent application may have priority over our potential future patent applications and could further require us to obtain rights to issued patents covering such products. There may be third-party patents, patent applications and other intellectual property relevant to our potential products that may block or compete with our products or processes. If another party has filed a United States patent application on products similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of any future United States patent positions with respect to such products. In addition, we cannot assure you that we would prevail in any of these suits or that the damages or other remedies if any, awarded against us would not be substantial. Claims of intellectual property infringement may require us to enter into royalty or license agreements with third parties that may not be available on acceptable terms, if at all. We may also become subject to injunctions against the further development and use of our technology, which would have a material adverse effect on our business, financial condition and results of operations. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Defects in new products or in enhancements to our existing products could give rise to product returns or product liability, warranty or other claims that could result in material expenses, diversion of management time and attention, and damage to our reputation.

Our systems may contain undetected defects or errors when first introduced or as enhancements are released that, despite testing, are not discovered until after a product has been used. This could result in delayed market acceptance of those products, claims from distributors, end-users or others, increased end-user service and support costs and warranty claims, damage to our reputation and business, or significant costs to correct the defect or error. We may from time to time become subject to warranty or product liability claims that could lead to significant expenses as we need to compensate affected end-users for costs incurred related to product quality issues. This risk may be heightened when we sell products into certain markets, such as medical and dental applications.

This risk of product liability claims may also be greater due to the use of certain hazardous chemicals used in the manufacture of certain of our products. The products we supply are sometimes used in potentially hazardous applications, such as the assembled parts of machinery, that could result in death, personal injury, property damage, loss of production, punitive damages, and consequential damages. While we have not experienced any such claims to date, actual or claimed defects in the products we supply could result in our being named as a defendant in lawsuits asserting potentially large claims.

In addition, we may be subject to claims that our 3D printers have been, or may be, used to create parts that are not in compliance with legal requirements or that intellectual property posted by third parties infringe the intellectual property rights of others.

Any claim brought against us, regardless of its merit, could result in material expense, diversion of management time and attention, and damage to our reputation, and could cause us to fail to retain existing end-users or to attract new end-users. Costs or payments made in connection with warranty and product liability claims and product recalls or other claims could materially affect our financial condition and results of operations.

We may not have adequate insurance for potential liabilities.

In the ordinary course of business, we may be subject to various product and non-product related claims, lawsuits and administrative proceedings seeking damages or other remedies arising out of our commercial operations. We do maintain insurance but coverage may be insufficient. Even if we do obtain further coverage, our insurance may be subject to various exclusions, self-retentions and deductibles, may be inadequate or unavailable to fully protect us, and may be cancelled or otherwise terminated by the insurer. Furthermore, we face the following additional risks related to our insurance coverage:

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we may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all, including with respect to our activities in the medical industry;

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we may be faced with types of liabilities that are not covered under our insurance policies, such as environmental contamination or terrorist attacks, and that exceed any amounts that we may have reserved for such liabilities;

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the amount of any liabilities that we may face may exceed our policy limits; and

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we may incur losses resulting from the interruption of our business that may not be fully covered under our insurance policies.

Even a partially uninsured claim of significant size, if successful, could have a material adverse effect on our business, financial condition, results of operations and liquidity. However, even if we successfully defend ourselves against any such claim, we could be forced to spend a substantial amount of money in litigation expenses, our management could be required to spend valuable time defending these claims and our reputation could suffer, any of which could adversely affect our results of operations.

We face risks associated with our international business.

Significant portions of our operations are conducted outside of the United States and we expect to continue to have significant foreign operations in the foreseeable future. International business operations are subject to a variety of risks, including:

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changes in or interpretations of foreign regulations that may adversely affect our ability to sell our products, repatriate profits to the United States or operate our foreign-located facilities;

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the imposition of tariffs;

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the imposition of limitations on, or increase of, withholding and other taxes on remittances and other payments by foreign subsidiaries or joint ventures;

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currency exchange rate fluctuations;

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uncertainties relating to foreign laws, regulations and legal proceedings including tax, import/export, anti-corruption and exchange control laws;

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the availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

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increased demands on our limited resources created by our diversified, global operations may constrain the capabilities of our administrative and operational resources and restrict our ability to attract, train, manage and retain qualified management, technicians, scientists and other personnel;

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economic or political instability in foreign countries;

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difficulties associated with staffing and managing foreign operations; and

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the need to comply with a variety of United States and foreign laws applicable to the conduct of international business, including import and export control laws and anti-corruption laws.

Market Milestones, Inc. ("Market Milestones") beneficially owns approximately 80% of our total outstanding common shares, which limits shareholders' ability to influence our actions.

Market Milestones beneficially owns approximately 80% of our outstanding common shares and has the power to exert considerable influence over our actions through its ability to effectively control matters requiring shareholder approval, including the determination to enter into a corporate transaction or to prevent a transaction, regardless of whether our shareholders believe that any such transaction is in their or our best interests. For example, Market Milestones could cause us to consummate a merger or acquisition that increases the amount of our indebtedness or cause us to sell all of our revenue-generating assets. We cannot assure you that the interests of Market Milestones will coincide with the interests of other shareholders. As a result, the market price of our common shares could be adversely affected.

Additionally, Market Milestones may invest in entities that directly or indirectly compete with us, or companies in which Market Milestones currently invests may begin competing with us. Market Milestones may also separately pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. As a result of these relationships, when conflicts arise between the interests of Market Milestones and the interests of our other shareholders, our directors who were nominated by Market Milestones may not be disinterested. Market Milestones will effectively control all of our corporate decisions so long as they continue to own a substantial number of our common shares.

Risks Related to our Common Stock

Because we have available a significant number of authorized shares of common stock, we may issue additional shares for a variety of reasons which will have a dilutive effect on our shareholders and on your investment, resulting in reduced ownership and in our company and decreased voting power, or may result in a change of control.

Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current shareholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

There is no public market for our common stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

There is no public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

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the basis on which the broker or dealer made the suitability determination, and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities recently registered have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements, as discussed above. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Results of Operations for the six month periods ended July 31, 2014 and 2013

Revenues

We show no revenues from operations as of July, 31, 2014, but since that time we have started to receive sales of our products.  We will therefore show limited revenues in our next quarter.

Operating Expenses

Operating expenses increased to $224,244 for the six month transition period ended July 31, 2014 from $6,500 for the six months ended July 31, 2013. The increase is primarily due to legal fees totaling $29,220, subcontractor fees totaling $95,853, travel expenses of $35,355, and design fees totaling $25,133.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our 3D printer related activities and the professional fees associated with our reporting obligations under the Securities Exchange Act of 1934.

Other Income (Expense)

Other income (expenses) increased to $29,862 for the six month transition period ended July 31, 2014 from $(524) for the six months ended July 31, 2013. The increase is primarily due to a gain on forgiveness of debt of $48,287 with an offsetting increase in interest expense of $17,901.

Net Loss

We incurred a net loss of $194,382 for the six month transition period ended July 31, 2014, compared to a net loss of $7,024 for the six months ended July 31, 2013.

Results of Operations for the years ended January 31, 2014 and 2013

Revenues

We have generated limited revenue since our inception. We have incurred losses since our inception.

Operating Expenses

Operating expenses decreased to $7,002 for the year ended January 31, 2014 from $38,022 for the year ended January 31, 2013. Our operating expenses for the year ended January 31, 2014 consisted of professional fees in the amount of $7,002. In comparison, our operating expenses for the year ended January 31, 2013 consisted of professional fees in the amount of $601, officer compensation of $37,421.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our 3D printer related activities and the professional fees associated with our reporting obligations under the Securities Exchange Act of 1934.

Other Income (Expense)

Other expense consisted of interest of $1,048 for the years ended January 31, 2014 and 2013.

Net Loss

We incurred a net loss of $8,050 for the year ended January 31, 2014, compared to a net loss of $29,992 for the year ended January 31, 2013.

Liquidity and Capital Resources

As of July 31, 2014, we had $81,923 in total current assets. We had current liabilities of $132,494 as of July 31, 2014. Accordingly, we had a working capital deficit of $50,571 as of July 31, 2014.

Operating activities used $253,922 in cash for the six month transition period ended July 31, 2014, as compared with $0 used for the six months ended July 31, 2013. Our negative operating cash flow for January 31, 2014 was mainly a result of our net loss for the period, the gain on forgiveness of debt, and the increase in inventory, offset by an increase in accrued expenses.

Investing activities for the six month transition period ended July 31, 2014 used $27,333 in cash, as compared with cash flows used by financing activities of $0 for the six months ended July 31, 2013, due to the purchase of showroom equipment in the current period.

Financing activities for the six month transition period ended July 31, 2014 generated $301,178 in cash, as compared with cash flows provided by financing activities of $0 for the six months ended July 31, 2013. Proceeds from financing activities consisted of $62,000 in advances from a related party and $239,178 in proceeds from convertible debt, including $131,631 in proceeds from a related party.

The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We were formed in January 2009. We have negative working capital and a net stockholders’ deficit of $19,734 at July 31, 2014 and have no sources of financing. While we are attempting to expand operations and produce revenues, our cash position may not be significant enough to support our daily operations. Management will seek funds from outside business contacts as needed. There can be no assurances to that our business plan will succeed.

Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We do not believe that any accounting policies currently fit this definition.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Off Balance Sheet Arrangements

As of July 31, 2014, there were no off balance sheet arrangements.

DIRECTORS AND EXECUTIVE OFFICERS,

PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table contains information with respect to our current executive officers and directors:

Name	Age	Principal Positions With Us
John Crippen	64	President, Chief Executive Officer, Secretary, Treasurer and Director
Eric Forward	51	Chief Financial Officer and Director

John Crippen. From 2009 to 2010, Mr. Crippen was a consultant at Business Planning Group in Orlando, Florida, providing assistance to companies in the areas of real estate, finance, technologies, and benefits packages. He received his Bachelor of Arts degree in Literature from NYU.

Eric Forward. From 2000 to 2013, Mr. Forward served as the Chief Financial Officer for Margaritaville Enterprises, a leading restaurant, retail, hospitality and branding company. He graduated from St John Fisher College with a degree in finance.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our CEO and director, John Crippen, at the address appearing on the first page of this transition report.

Code of Ethics

We have not adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for our fiscal years ended January 31, 2014 and 2013.

SUMMARY COMPENSATION TABLE
Name and principal position	Period Ended	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John Crippen	July 31, 2014	37,500	0	0	0	0	0	0	37,500
Chief Executive Officer, Principal Executive Officer and	January 31, 2014	0	0	0	0	0	0	0	0
Director	January 31, 2013	0	0	0	0	0	0	0	0

Edward Sundberg	July 31, 2014	0	0	0	0	0	0	0	0
Former Chief Executive Officer, Principal Executive	January 31, 2014	0	0	0	0	0	0	0	0
Officer and Director	January 31, 2013	37,421	0	0	0	0	0	0	37,421

Eric Forward	July 31, 2014	0	0	0	0	0	0	3,010	3,010
Chief Financial Officer	January 31, 2014	0	0	0	0	0	0	0	0
and Director	January 31, 2013	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of July 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

John Crippen	−	−	−	−	−	−	−	−	−
Eric Forward	−	−	−	−	−	−	−	−	−

Director Compensation

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below and under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), since February 1, 2014 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

During the six months ended July 31, 2014, 3D MakerJet Asia, Ltd. purchased inventory valued at $62,000 on behalf of the Company. This amount is outstanding as of July 31, 2014.

In March 2014, the Company’s former president, Edward Sundberg, forgave $30,307 of debt. The forgiveness amount is recorded as additional paid in capital.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, we do not have an independent director as of July 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, taking into account the consummation of the Exchange (1) by each person or entity who is known by us to beneficially own more than 5% of our common stock, (2) by each of the named executive officers and directors; and (3) by all of the named executive officers and directors as a group, as of November 5, 2014.

Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock and the address of each of the stockholders listed below is c/o 3D MakerJet, Inc., 4303 Vineland Rd. F2, Orlando, Florida 32811.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED(1)	PERCENTAGE OFCOMMON STOCK(2)

John Crippen	Common	−	−
Steven Glum	Common	−	−
Eric Forward	Common	−	−
All executive officers and directors as a group (3 persons)	Common Stock

5% Shareholders
Zeng Tsang (Jason Zeng)	Common	26,000,000	8.90%
Room 13A06, Tower G
Dong Fang Zhi Zhu Garden
No. 725 Tien He Bei North Road,
Guang Zhou, China

Market Milestones, Inc.	Common	233,800,000	80.2%
297 Kingsbury Grade, MB 4470
Stateline (Lake Tahoe), NV 89449

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 5, 2014 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

Based upon 291,200,000 shares issued and outstanding on November 5, 2014, plus the number of shares that such individual has the right to acquire within 60 days of such date.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. Prior to the Exchange, there were 265,200,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

In connection with the Exchange, the Company issued 26,000,000 shares of common stock in exchange for the issued and outstanding shares of common stock of 3D MakerJet. The outstanding shares of common stock are validly issued, fully paid and non-assessable. There are no shares of preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.

The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.

The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.

Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.

Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.

Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.

Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.

Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is no current market for the shares of our common stock. No trading symbol has been assigned for our securities, and our securities have not been listed or quoted on any Exchange to date. There can be no assurance that a trading symbol will be assigned or that a liquid market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or blue sky laws of certain states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We have never paid any cash dividends on shares of our common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to apply any earnings to fund the development of our business. The purchase of shares of common stock is inappropriate for investors seeking current or near term income.

As of the close of business on November 5, 2014, there were 4 stockholders of record of our common stock with others held in street name, and 291,200,000 shares were issued and outstanding.

Dividends

The Company has not declared, or paid, any cash dividends since inception and does not anticipate declaring or paying a cash dividend for the foreseeable future.

Nevada law prohibits our board from declaring or paying a dividend where, after giving effect to such a dividend, (i) we would not be able to pay our debts as they came due in the ordinary course of our business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the rights of any creditors or preferred stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.

a transaction from which the director derived an improper personal profit; and

4.

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.

such indemnification is expressly required to be made by law;

2.

the proceeding was authorized by our Board of Directors;

3.

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01, 2.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

On November 5, 2014, the Company issued 26,000,000 shares in the Exchange. The shares were issued pursuant to the exemption from registration found in Regulation D, promulgated under the Securities Act of 1933, as amended.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the closing of the Exchange on November 5, 2014, Eric Forward was appointed as a member of the Board of Directors.

Item 5.06 Change in Shell Company Status.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Following the consummation of the Exchange describer in Item 2.01 of this Current Report on Form 8-K, the Company believes that it is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

Audited Financial Statements of 3D MakerJet.

(b)

Pro forma financial information.

Pro forma financial statements

(d)

Exhibits. All exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated November 5, 2014
3.1	Articles of Incorporation(1)
3.2	Certificate of Amendment(2)
3.3	Certificate of Change(3)
10.1	Master Agreement, dated March 20, 2014
99.1	Balance sheets of 3D MakerJet as of July 31, 2014 and the related statements of operations, statements of shareholder’s deficit and cash flows for the period from inception to July 31, 2014.
99.2	Pro forma financial information for July 31, 2014

(1)

Incorporated by reference on Form S-1 of the Company's Registration Statement filed on September 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D MakerJet, Inc.

By: /s/ John Crippen

John Crippen

Date: November 7, 2014